EXHIBIT 99.1

Asset Quality

Net Charge-offs and Ratio


$78
$68
$72
$54
$83
50
68
55
48
69
0.38%
0.34%
0.35%
0.26%
0.41%
28
17
6
14
4Q15
1Q16
2Q16
3Q16
4Q16
($ in millions)
Net Charge-offs (Non-Energy)
Net Charge-offs (Direct Energy)
Net Charge-offs ratio

NPLs and Coverage Ratio[1]


$782
$993
$1,025
$1,078
$995
141%
132%
124%
123%
138%
137%
116%
112%
104%
110%
4Q15
1Q16
2Q16
3Q16
4Q16
($ in millions)
NPLs
Coverage Ratio
Adjusted coverage rate excluding Direct Energy[2]

Criticized Business Lending Loans


$3,371
$3,625
$3,664
$3,742
$3,612
2,548
2,425
2,586
2,718
2,641
823
1,200
1,078
1,024
971
4Q15
1Q16
2Q16
3Q16
4Q16
($ in millions)
Criticized (Direct Energy)
Criticized (Non-Energy)

- 4Q16 provision $35 million less than NCOs attributable to reduction in loans outstanding and overall net improvement in energy portfolio
- 4Q16 improvement in NPLs driven by declines in non-energy commercial loans
- Allowance for loan losses, as a percent of NPLs, was 110%. Excluding direct energy this ratio increased linked quarter from 123%[2] to 138%[2]
- Direct energy charge-offs totaled $37 million in 2016, and are expected to be less than $40 million in 2017 given current market conditions
- 2017 net charge-offs expected between 35 and 50 bps; increase due to resolution of energy credits and expected growth in unsecured consumer balances

(1) Excludes loans held for sale
(2) Non-GAAP; see appendix for reconciliation

REGIONS

11

Industry leading capital

Basel III Common Equity Tier 1 Ratio



Peer #1 12.1%
Peer #2 11.3%
11.2%
Peer #3 11.1%
Peer #4 11.0%
Peer #5 10.6%
Peer #6 10.4%
Peer #7 10.2%
Peer #8 10.0%
Peer #9 9.9%
Peer #10 9.6%
Peer #11 9.6%
Peer #12 9.5%
Peer #13 9.4%

Capital Returned to Shareholders



$927
623
304
2015
$1,157
839
318
2016
Dividends
Share Repurchases(1)

Total Capital returned to shareholders of 105% in 2016

Capital Priorities



Organic Growth
Share repurchases
Strategic Investments
Dividends

Note: Regions' CET1 ratio is estimated at 12/31/16. Peer financial data as of 12/31/16. Peers include BBT, CMA, FHN, FITB, HBAN, HBHC, KEY, MTB, PNC, SNV, STI, USB and ZION.

Source: SNL Financial.

(1) Includes fees associated with open market share repurchases.

REGIONS
13